UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2001

SUNBURST ACQUISITIONS IV, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6363 Sunset Blvd., Hollywood, California	90028
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (323) 769-3434

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Sale of Prologic Common Stock

On February 16, 2001, the Company completed the sale of 2,859,972 shares of stock in Prologic Management Systems, Inc., an Arizona corporation ("Prologic"), to Prologic, or its designees, for a total sales price of $400,000, or approximately $0.1399 per share. The sale was completed pursuant to the terms of a Settlement Agreement and Release, dated January 26, 2001.

The sales price was paid $325,000 in cash at closing and $75,000 through Prologic's execution of a promissory note. The promissory note bears interest at the rate of 10% per annum and requires payments of $25,000 principal, plus accrued interest, on each of April 12, 2001, July 12, 2001 and October 12, 2001.

Prior to closing under the Settlement Agreement and Release, the Company was the record owner of 3,459,972 shares of Prologic common stock. It acquired those shares on August 4, 1999, under the terms of a Stock Purchase and Merger Agreement dated July 8, 1999. The subscription price paid by the Company for the 3,459,972 shares was $1,000,000, or approximately $0.2890 per share.

The Stock Purchase and Merger Agreement between the Company and Prologic contemplated that the Company's acquisition of the 3,459,972 shares would be the first step in a series of transactions ultimately leading to a merger of the two companies. Simultaneously with its acquisition of the 3,459,972 shares, a Voting Trust Agreement was executed granting the Company voting rights to a total of 1,071,060 additional shares of Prologic common stock. As a result of these two transactions, the Company owned or had voting control of approximately 55% of the issued and outstanding common shares of Prologic.

The Company never completed the additional investments in Prologic which were contemplated by the Stock Purchase and Merger Agreement, and the merger between the Company and Prologic was never consummated. As a result, the Company and Prologic were involved in an on-going dispute regarding their respective rights and obligations under the Stock Purchase and Merger Agreement.

As of March 31, 2000, the Company made the determination that its investment in Prologic was substantially impaired as a result of various factors, including the on-going dispute regarding the nature and extent of its interest in Prologic, the lack of a trading market in Prologic's common stock, the lack of marketability of its interest in Prologic, the fact that it lacked representation on the Prologic Board of Directors, and the fact that Prologic had incurred continuing operating losses. As a result, effective as of March 31, 2000, the Company recorded an impairment loss for its entire $1,000,000 investment in Prologic

The Settlement and Release between the Company and Prologic was executed in order to resolve and settle all claims between the parties relating to the Stock Purchase and Merger Agreement. It contains a mutual release of claims arising under or in connection with the Stock Purchase and Merger Agreement and the Voting Trust Agreement. This mutual release includes the parties themselves, as well as certain indemnified affiliates of each of the parties.

Pursuant to the terms of the Settlement Agreement and Release the Company sold 2,859,972 shares out of 3,459,972 it had originally purchased, and retained ownership of the remaining 600,000 shares. Upon closing under the Settlement Agreement and Release, the Company also caused the share certificates which had been held pursuant to the Voting Trust Agreement to be returned to Prologic.

The 600,000 shares of Prologic common stock retained by the Company currently constitute "restricted securities" as defined by Rule 144 under the Securities Act of 1933. However, under the terms of the Settlement Agreement and Release, Prologic is obligated to file a registration statement for registration of such shares under the Securities Act of 1933 and to use its reasonable best efforts to cause such registration statement to be declared effective.

Item 5. Other Events

No Current Business Activities.

On December 4, 2000, the Company completed the closing under an Agreement for Share Exchange between it and Hollywoodbroadcasting.com, Inc., a Nevada corporation ("HB.C"). As a result of that closing, HB.C became a wholly-owned subsidiary of the Company.

HB.C is a development stage company formed for the purpose of developing and producing original entertainment and information programming for various media including domestic and foreign broadcast, cable and satellite television, home video, DVD sales and rentals and the Internet.

The primary focus of HB.C was intended to be development and production (or acquisition) of original entertainment and information programs for webcasting over the Internet from its HollywoodBroadcasting.com website. It was anticipated that HB.C's programs would primarily be reality-based stage productions, with running times ranging from 30 to 60 minutes, and often revolve around celebrities and notable personalities. Programs would usually be first webcasted live and then archived on HB.C's website for later viewing on demand. In the case of live webcasts, viewers would be invited to interact with the program and the host during the webcast. Programs would be webcasted with links to chat rooms, e-commerce opportunities, and subject matter related websites maintained by HB.C or others. It was expected that revenues would be generated from: (1) sales of advertising and sponsorships; (2) sales of programs for subsequent and/or simultaneous distribution on the Internet and in other domestic and foreign media, including broadcast, cable and satellite television and video cassette and DVD sales and rental; (3) e-commerce transactions generated from its website, and/or commissions from sales generated by links from its website to other e-commerce websites.

HB.C and other content providers relied upon the availability of the specified revenue streams as the platform for their business model. The Company was not able to generate revenues from any of the sources it relied upon in establishing its business model, and it is now apparent that the model was based on false assumptions.

. The Company has determined that there is not currently a viable market for production and sale of programming for webcasting over the Internet. As a result, the Company is not currently taking any steps to implement the business plan developed by HB.C and is not currently engaged in any active business operations. Instead, the Company has begun the process of seeking out potential opportunities in other unrelated areas of business.

There is no assurance as to when or whether the Company will find another business opportunity it may elect to pursue. In addition, if market conditions change in the future, the Company may again consider taking steps to implement the business plan developed by HB.C.

Resignation of Director.

On January 23, 2001, Theo Sanidas resigned as an officer and director of the Company. He tendered his resignation as a result of the fact that the Company elected not to take steps to implement the business plan developed by HB.C. As of the date hereof, no successor to Mr. Sanidas has been appointed. At the present time, the sole remaining officer and director of the Company is Terry Fields.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNBURST ACQUISITIONS IV, INC.

By: /S/ TERRY FIELDS

Terry Fields

Principal Executive Officer and Director

Date: March 2, 2001